UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2006

CYOP SYSTEMS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-32355	98-0222927
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1022 6th Street – Unit A, Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(310) 691-2585

Former Address

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;APPOINTMENT OF PRINCIPAL OFFICERS.

The Company appointed Mr. Canon Bryan as chief financial officer. A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein.

Mr. Bryan has over 10 years experience as a financial analyst with mining, biotechnology, information technology companies and financial institutions that are publicly-listed in Canada, the United States and Europe. Since mid-2004, Mr. Bryan has been employed by Uranium Energy Corp, a NASDAQ Bulletin-Board listed company, in the capacity of Vice President of Finance. From the year 2000 to the present, he was the managing director of his private company, ACB Analytics, providing financial advisory services to private and public companies. From 1999 to 2002, Mr. Bryan was senior financial analyst of Lasik Vision Corporation, a Vancouver Stock Exchange-listed company.

Mr. Bryan has no family relationships with any executive officer or director of the Registrant and nor has Mr. Bryan had any transactions with the Registrant.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit No. Description.

EXHIBIT DESCRIPTION	LOCATION
Exhibit 99.1 Press Release dated January 17, 2006	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYOP SYSTEMS INTERNATIONAL INC

Date: January 24, 2006	By:	/s/ Mitch White

	Title:	Mitch White
Chief Executive Officer